Exhibit 5.1

Reed Smith LLP

101 Second Street

Suite 1800

San Francisco, CA 94105-3659

Tel +1 415 543 8700

Fax +1 415 391 8269

reedsmith.com

May 22, 2025

Jaguar Health, Inc.

200 Pine Street, Suite 400

San Francisco, California 94014

Ladies and Gentlemen:

We have acted as counsel to Jaguar Health, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale directly to investors (each, a “Purchaser” and, collectively, the “Purchasers”) through H.C. Wainwright & Co., LLC, as placement agent (“Wainwright” or the “Placement Agent”), of an aggregate of 246,306 shares (the “Shares”) of the Company’s voting common stock, par value $0.0001 per share (the “Common Stock” or the “Registered Securities”), pursuant to the Securities Purchase Agreement, dated May 20, 2025, (the “Purchase Agreement”) between the Company and each Purchaser identified therein.

In such capacity, we have reviewed copies of the registration statement on Form S-3 (File No. 333-278861) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on April 22, 2024 (such registration statement, including the documents incorporated therein, the “Registration Statement”), and the base prospectus dated May 1, 2024 forming a part of the Registration Statement with respect to the offering from time to time of the securities described therein with an aggregate initial offering price not to exceed $75,000,000, which was included as part of the Registration Statement at the time it became effective (the “Base Prospectus”) and the final prospectus supplement, dated May 20, 2025, relating to the offer and sale of the Registered Securities in the form first filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission (the “Final Prospectus Supplement” and, the Base Prospectus, as amended and supplemented by the Final Prospectus Supplement, including the documents incorporated by reference therein, the “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed originals or copies of the Registration Statement, the Prospectus, the certificate of incorporation and bylaws of the Company, as amended through the date hereof, and such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinion set forth below.

ABU DHABI ◆ ASTANA ◆ ATHENS ◆ ATLANTA ◆ AUSTIN ◆ BEIJING ◆ BRUSSELS ◆ CENTURY CITY ◆ CHICAGO ◆ DALLAS ◆ DENVER ◆ DUBAI ◆ FRANKFURT ◆ HONG KONG ◆ HOUSTON ◆ LONDON ◆ LOS ANGELES ◆ MIAMI ◆ MUNICH ◆ NEW YORK ◆ ORANGE COUNTY ◆ PARIS ◆ PHILADELPHIA ◆ PITTSBURGH ◆ PRINCETON ◆ RICHMOND ◆ SAN FRANCISCO ◆ SHANGHAI ◆ SILICON VALLEY ◆ SINGAPORE ◆ TYSONS ◆ WASHINGTON, D.C. ◆ WILMINGTON

Jaguar Health, Inc. May 22, 2025 Page 2

In rendering the opinion set forth below, we have assumed:

a.	the genuineness of all signatures;

b.	the legal capacity of natural persons;

c.	the authenticity of all documents submitted to us as originals;

d.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies;

e.	as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company; and

f.	with respect to the issuance of the Shares, the amount of valid consideration paid in respect of such Shares will equal or exceed the par value of such Shares.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares are issued and sold by the Company in the manner contemplated in the Registration Statement and Prospectus against payment therefor pursuant to the terms of the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable.

Our opinion is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K to be filed by the Company in connection with the issuance and sale of the Registered Securities in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ REED SMITH LLP

REED SMITH LLP

DCR/GSD